UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2018

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report that certain executive officers established pre-arranged stock trading plans as part of managing their EA equity holdings.

Andrew Wilson, Chief Executive Officer and a member of EA’s Board of Directors, established a plan on May 21, 2018, and sales under this plan may take place periodically from July 2, 2018, through July 3, 2019. Laura Miele, Chief Studios Officer, established a plan on May 24, 2018, and sales under this plan may take place periodically from July 1, 2018, through June 30, 2019.

Both of these plans accord with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with EA’s policies regarding stock transactions by directors, executive officers and other employees.  Transactions under each of these plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 24, 2018	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary